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                                                                  EXHIBIT 99.3





         THIS PROXY IS SOLICITIED ON BEHALF OF THE BOARD OF DIRECTORS

                                  AMRE, Inc.

       The undersigned hereby appoints Robert M. Swartz and C. Curtis Everett as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of AMRE, Inc. ("AMRE") held of record by the undersigned on February 6, 1996, at a special meeting of stockholders to be held on March 14, 1996, or any adjournment thereof.



          (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


                                  AMRE, INC.
                                P.O. BOX 11113
                        NEW YORK, NEW YORK 10203-0113
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This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

A vote "FOR" Proposals 1 and 2 is recommended by the Board of Directors.

                                                     FOR    AGAINST  ABSTAIN
1.  PROPOSAL TO APPROVE THE MERGER AGREEMENT AND    /  /     /  /     /  /
    THE ISSUANCE OF SHARES OF AMRE COMMON STOCK
    PURSUANT TO THE MERGER AGREEMENT

2.  PROPOSAL TO APPROVE THE CHARTER AMENDMENT       /  /     /  /     /  /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


DATED              , 1996
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SIGNATURE
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SIGNATURE IF HELD JOINTLY
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Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please Sign, Date and Return the Proxy             Votes MUST be indicated
Card Promptly Using the Enclosed Envelope.         [X] in Black or Blue Ink. [X]